EXHIBIT 32.1

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Occidental Petroleum Corporation (the "Company") for the fiscal period ended December 31, 2004, as filed with the Securities and Exchange Commission on March 1, 2005 (the "Report"), Ray R. Irani, as Chief Executive Officer of the Company, and Stephen
I. Chazen, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ RAY R. IRANI
-----------------------------------------------------
Name:  Ray R. Irani
Title: Chairman of the Board of Directors, President and Chief Executive Officer
Date:  March 1, 2005



/s/ STEPHEN I. CHAZEN
-----------------------------------------------------
Name:  Stephen I. Chazen
Title: Senior Executive Vice President and Chief Financial Officer
Date:  March 1, 2005



A signed original of this written statement required by Section 906 has been provided to Occidental Petroleum Corporation and will be retained by Occidental Petroleum Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.